UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 6, 2009
MENTOR CORPORATION
(Exact name of registrant as specified in its charter)

Minnesota (State or Other Jurisdiction of Incorporation)	001-31744 (Commission File Number)	41-0950791 (I.R.S. Employer Identification Number)
201 Mentor Drive
Santa Barbara, California 93111
(Address of Principal Executive Offices) (Zip Code)
(805) 879-6000
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Letter Agreement
     As previously disclosed in a Current Report on Form 8-K filed with the Securities and Exchange Commission on December 2, 2008, on December 1, 2008, Mentor Corporation (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Johnson & Johnson, a New Jersey corporation (“Johnson & Johnson”) and Maple Merger Sub, Inc., a Minnesota corporation and wholly owned subsidiary of Johnson & Johnson (“Merger Sub”). The Merger Agreement provides for a tender offer (the “Offer”) by Merger Sub for all of the outstanding shares of the Company’s Common Stock, par value $0.10 per share. The Merger Agreement further provides that the Offer will be followed by the merger of Merger Sub with and into the Company, with the Company surviving the merger as a wholly-owned subsidiary of Parent. The Offer commenced on December 12, 2008 and was initially scheduled to expire at 12:00 midnight, New York City time, on January 12, 2009.
     On January 6, 2009, the Company, Johnson & Johnson and Merger Sub entered into a Letter Agreement which amended the Merger Agreement to provide that Merger Sub will extend the Offer until 5:00 p.m., New York City time, on January 16, 2009, unless further extended. The Letter Agreement is filed as Exhibit 2.1 hereto and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

2.1	Letter Agreement, dated as of January 6, 2009, by and among Johnson & Johnson, Maple Merger Sub, Inc., and Mentor Corporation.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mentor Corporation
Date: January 7, 2009	/s/ Joseph A. Newcomb
Joseph A. Newcomb
Vice President, Secretary and General Counsel

EXHIBIT INDEX

Exhibit
Number	Description
2.1	Letter Agreement, dated as of January 6, 2009, by and among Johnson & Johnson, Maple Merger Sub, Inc., and Mentor Corporation.